Exhibit 99.1

HOUSTON--(BUSINESS WIRE)-- Rock Energy Resources, Inc. (RCKE.PK) announced today that gold milling operations at the Red Arrow mine located in Mancos, Colorado commenced today, meaningfully in advance of expectations of an April 2012 start up. Through its 100% owned subsidiary, American Patriot Gold, RCKE currently owns a 49% interest in the Red Arrow mine.

An early start to milling operations was accomplished by the installation of a smaller mill, capable of running approximately 3-5 tons per day (up to 1,250 tons per year) of ore. As noted in prior releases, RCKE anticipates a yield averaging 1 ounce per ton of gold milled, and possible, but as yet unquantified, reserves of platinum and silver as well.

Plans continue on track for the start up of a larger mill capable of up to 200 tons per day (up to 50,000 tons per year) mill in April 2012. This larger mill is the first of three such mills scheduled for installation over the next eighteen months.

Commenting on the early commencement of milling operations, Rocky Emery, Chairman and CEO of Rock Energy, stated, “I am very pleased that we were able to arrange for early commencement of milling operations and cash flow to our group. Even this very limited milling operation should generate approximately $1.8 million+ of operating cash flow to our group that we had not heretofore budgeted for. We fully anticipate that our goal of kicking off our first large scale mill will be completed in advance of expectations.” Mr. Emery continued, “We are looking forward to our initiating 43-101 core drilling on the entire property to fully determine recoverable reserves on our claims.”

Cautionary Statements

CAUTIONARY STATEMENT REGARDING FUTURE RESULTS AND FORWARD-LOOKING STATEMENTS: This Web site and press release contains information. including statements as to the Company’s future financial or operating performance, that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are intended to be covered by the safe harbor created by such sections and other applicable laws. All statements, other than statements of historical fact, are forward-looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may", "will", "schedule" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such forward-looking statements include, without limitation: (i) estimates of future mineral production, results and sales; (ii) estimates of future costs applicable to sales, other expenses and taxes, for specific operations and on a consolidated basis; (iii) estimates of future capital expenditures, construction, production or closure activities; (iv) statements regarding future exploration potential, asset potential, potential resource expansion and targeted production; (v) estimates and expectations regarding reserves, nonreserve mineralization and potential ounces; (vi) statements regarding fluctuations in capital and currency markets; (vii) statements regarding potential cost savings, productivity, operating performance, and cost structure; (viii) expectations regarding the development, growth, mine life, production and costs applicable to sales and exploration potential of the Company's projects; and (ix) expectations regarding the impacts of operating technical or geotechnical issues in connection with the Company's projects or operations. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company's projects being consistent with current expectations and mine plans; (iii) certain price assumptions for gold, copper and oil; (iv) certain effective tax rate assumptions (v) prices for key supplies being approximately consistent with current levels; and (vi) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the jurisdiction in which we operate, changes in governmental regulation, including taxation, environmental, permitting and other regulations, and judicial outcomes The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of publication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Contact:
Rock Energy Resources
Rocky V Emery, 832-301-5968
Chairman and CEO
remery@americanpatriotgold.com